Posting Supplement No. 131 dated February 20, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 362265

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362265	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362265. Member loan 362265 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,000 / month
Current employer:	FOX News Channel	Debt-to-income ratio:	13.44%
Length of employment:	24 years	Location:	HOWELL, NJ

Home town:	Point Pleasant
Current & past employers:	FOX News Channel, MSNBC
Education:	Ramapo College of New Jersey

This borrower member posted the following loan description, which has not been verified:

Looking for a $15000 loa to help in purchasing a new wheelchair. I am disabled, work full time, and am in need of a new power wheelchair. The cost can range anywhere between $9000-$15000.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,272.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 373494

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373494	$7,200	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373494. Member loan 373494 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Daniel Webster College	Debt-to-income ratio:	6.99%
Length of employment:	6 years	Location:	NASHUA, NH

Home town:	West Greenwich
Current & past employers:	Daniel Webster College, Two Guys Auto LLC.
Education:	Daniel Webster College

This borrower member posted the following loan description, which has not been verified:

I'd like a loan to consolidate credit card debt.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,606.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375470

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375470	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375470. Member loan 375470 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	PEC Corp.	Debt-to-income ratio:	19.51%
Length of employment:	1 year	Location:	Pueblo West, CO

Home town:	Gunnison
Current & past employers:	PEC Corp., United Parcel Service
Education:	Mesa State College, Metropolitan State College of Denver

This borrower member posted the following loan description, which has not been verified:

I have three credit cards that are costing my $700 a month in fees and a car loan that is costing $409 a month. I would like to close two credit card accounts and payoff car and reduce my monthly payments.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	38
Revolving Credit Balance:	$7,936.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375804

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375804	$5,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375804. Member loan 375804 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,075 / month
Current employer:	Marion County Sheriff	Debt-to-income ratio:	23.52%
Length of employment:	1 year 1 month	Location:	OCALA, FL

Home town:	PORTSMOUTH/NH
Current & past employers:	Marion County Sheriff, Marion County Utilties, Hampton Hearth, East Hampton Town, East Hampton Point Resturant
Education:	Suny Morrisville, Suffolk County Community College

This borrower member posted the following loan description, which has not been verified:

We requested an estimate on remodeling the back porch to our home. The cost of the remodeling will be 7100.00. The 5500.00 will be going towards this home improvment. We would like to be able to get the whole amount for this home improvement, but your offer was only 5500.00. We would still like to utilize this loan for the help of the improvment.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,479.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376044

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376044	$8,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376044. Member loan 376044 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	NYU Medical Center	Debt-to-income ratio:	9.32%
Length of employment:	1 year 4 months	Location:	New York, NY

Home town:
Current & past employers:	NYU Medical Center
Education:	Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

After graduating from college I moved to NYC and built up some debt getting my feet on the ground. I am in need of a loan to help consolidate my interest rates. When I signed up for a card originally I had very limited credit and my interest rates were through the roof! It had to be done and now I am trying to clean it all up. Thanks for your time!

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	67
Revolving Credit Balance:	$3,489.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376775

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376775	$12,500	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376775. Member loan 376775 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	HSBC	Debt-to-income ratio:	14.76%
Length of employment:	9 years 5 months	Location:	BUFFALO, NY

Home town:	Rochester
Current & past employers:	HSBC
Education:	Buffalo State College, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I want to consolidate a credit card, select line of credit, as well as a credit line from GE Money. Right now I am paying a lot of fees and interest that is getting me no where. I would like to know that in a few years my debt would be payed off.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	28	Months Since Last Delinquency:	19
Revolving Credit Balance:	$7,591.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376902

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376902	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376902. Member loan 376902 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,792 / month
Current employer:	KPMG LLP	Debt-to-income ratio:	21.54%
Length of employment:	2 years	Location:	GERMANTOWN, MD

Home town:
Current & past employers:	KPMG LLP, Broome County Transit
Education:	Binghamton University

This borrower member posted the following loan description, which has not been verified:

This loan is for our wedding. We are requesting $15,000 to cover the majority of the wedding expenses. We are more than able to pay monthly expenses, we just don't have $15,000 in savings because we are just starting out. We just moved to MD a little over a year ago. We are getting married in upstate NY, where we are both from and where our families still live. We have planned a beautiful wedding and can't wait until the day arrives. We just need a little cash to help us get there!! =)

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	42
Revolving Credit Balance:	$4,649.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377376

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377376	$5,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377376. Member loan 377376 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	perlmart shoprite	Debt-to-income ratio:	14.95%
Length of employment:	5 years 4 months	Location:	parlin, NJ

Home town:	Elizabeth
Current & past employers:	perlmart shoprite, stop & shop supermarkets
Education:

This borrower member posted the following loan description, which has not been verified:

payoff assisted living expense of mother

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	22	Months Since Last Delinquency:	15
Revolving Credit Balance:	$49,238.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377426

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377426	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377426. Member loan 377426 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Access Nurses, Inc.	Debt-to-income ratio:	22.11%
Length of employment:	1 year 7 months	Location:	San Diego, CA

Home town:	Los Angeles
Current & past employers:	Access Nurses, Inc., KFMB-TV (CBS), Kaiser Permanente, The Patent & License Exchange
Education:	Occidental College, University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

The producers of a nationally-syndicated television show are looking to expand their production company and provide video/tv production services to corporate clients and not-for-profits. The loan money will be used for new equipment and marketing/promotions. Our television show airs in over 80 cities nationwide and on The Dish Network. We'd like to build on that success and expand our company.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,073.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377498

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377498	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377498. Member loan 377498 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,583 / month
Current employer:	First Source	Debt-to-income ratio:	16.52%
Length of employment:	3 years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	First Source, Bank of America Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is to help payoff some credits cards and other bills.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	57
Revolving Credit Balance:	$18,707.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377775

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377775	$7,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377775. Member loan 377775 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,192 / month
Current employer:	JoyFull Ministries	Debt-to-income ratio:	12.68%
Length of employment:	1 year 7 months	Location:	McGaheysville, VA

Home town:	Winchester
Current & past employers:	JoyFull Ministries, Willing Hands Enterprises, Inc., Hanover Consumer Cooperative Society, Hanover Food Co-op
Education:	The American University, University of Alaska Fairbanks

This borrower member posted the following loan description, which has not been verified:

As a lay minister in April of 2004, I founded and ran a program in the Upper Valley of Vermont and New Hampshire called Willing Hands, which has successfully completed its 501 c 3 qualification period, www.willinghandsinc.org, a fresh-food charity which today moves 120 tons of produce to some 45 area organizations assisting the needy every year, and now I am interested in writing of this experience, conducting workshops and promoting the book. I lead spiritual workshops, teach on-line, counsel and conduct all aspects of ministerial practice, under the Universal Life Church Monastery, operating as JoyFull Ministries in Virginia. I am in the process of applying for 501 c 3 status for this ministry, seperate from the WH entity in New England. My intention for the funds would be to allow me to concentrate on writing, leading workshops, promoting the book (s), and taking a brief 6 month sabbatical from other ministerial duties. JoyFull Ministries website can be found at: www.joyfull.us.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	53
Revolving Credit Balance:	$16,280.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377788

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377788	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377788. Member loan 377788 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	EmblemHealth	Debt-to-income ratio:	17.26%
Length of employment:	4 years	Location:	forest hills, NY

Home town:	Georgetown
Current & past employers:	EmblemHealth, MetLife Inc.
Education:	SUNY Oneonta

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to pay off my debt. I need to pay off 3 credit card's and need to make 1 payment since of 3 payments monthly.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	51	Months Since Last Delinquency:	10
Revolving Credit Balance:	$12,013.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377889

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377889	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377889. Member loan 377889 was requested on February 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	village home improvements inc	Debt-to-income ratio:	22.02%
Length of employment:	4 years 5 months	Location:	astoria, NY

Home town:	nagykanizsa
Current & past employers:	village home improvements inc, bill' better homes
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay of my credit cards, and make only one reasonable monthly payment around $500. I have a steady job with 38-43000 income.

A credit bureau reported the following information about this borrower member on February 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,486.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377962

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377962	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377962. Member loan 377962 was requested on February 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	self	Debt-to-income ratio:	4.42%
Length of employment:	2 years 5 months	Location:	Brewster, MA

Home town:	newton
Current & past employers:	self, self
Education:

This borrower member posted the following loan description, which has not been verified:

I need to buy a truck to haul cord wood from maine to the cape Wood down here was very hard to find this year I have some of my money but I need the rest to buy a tractor

A credit bureau reported the following information about this borrower member on February 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	73
Revolving Credit Balance:	$5,684.00	Public Records On File:	1
Revolving Line Utilization:	83.60%	Months Since Last Record:	61
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 378064

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378064	$4,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378064. Member loan 378064 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	11.50%
Length of employment:	20 years	Location:	DIAMOND SPRINGS, CA

Home town:
Current & past employers:	self employed as an artist
Education:	Went to school in Italy/Dughtere graduated for CSUS

This borrower member posted the following loan description, which has not been verified:

home improvment

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	61
Revolving Credit Balance:	$3,954.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 378178

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378178	$6,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378178. Member loan 378178 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Group O, Inc.	Debt-to-income ratio:	2.90%
Length of employment:	3 years	Location:	Norcross, GA

Home town:	Kharian City
Current & past employers:	Group O, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am buying a home and short $6000 on my closing cost and down paymnet. I can pay this loan off within an year or less. I have an excellent credit and never paid my obligations late. Furthermore I have a secure IT job and sound income.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,405.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378205

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378205	$5,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378205. Member loan 378205 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	International Education	Debt-to-income ratio:	0.80%
Length of employment:	2 years 6 months	Location:	INDEPENDENCE, MO

Home town:	Independence
Current & past employers:	International Education, Rippowam Cisqua School
Education:	Ouachita Baptist University, Framingham State College

This borrower member posted the following loan description, which has not been verified:

I am a teaching working at an international school overseas. I want to pay cash up front for a new car, which will probably be around $5-6,000. I figured I can get a better interest rate in the US than in another country and since I get paid into my US bank account, I figured it would be easier to make payments from that account there.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$527.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378238

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378238	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378238. Member loan 378238 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Long Beach Memorial Medical Center	Debt-to-income ratio:	12.43%
Length of employment:	2 years 7 months	Location:	Long Beach, CA

Home town:	Seattle
Current & past employers:	Long Beach Memorial Medical Center
Education:	Seattle University

This borrower member posted the following loan description, which has not been verified:

I need this loan to pay for license application, board exams, etc...for me to practice medicine. I'm a medical resident and graduating in 6 months.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,623.00	Public Records On File:	0
Revolving Line Utilization:	97.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378306

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378306	$8,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378306. Member loan 378306 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Roto Mazda and Subaru	Debt-to-income ratio:	11.43%
Length of employment:	4 years 10 months	Location:	palatine, IL

Home town:	lublin
Current & past employers:	Roto Mazda and Subaru, self
Education:	Oakton Community College

This borrower member posted the following loan description, which has not been verified:

This loan will enable a start of a business that is already in full completion. The only thing stopping me is a purchase of necessary equipment upon which I will immediately start to generate monthly gross income of $6000, with only $1000 monthly expanses. More info, or a Business Plan could be provided if requested. Thank You

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,221.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378323

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378323	$5,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378323. Member loan 378323 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	MicahTek Inc	Debt-to-income ratio:	19.54%
Length of employment:	6 years 6 months	Location:	Tulsa, OK

Home town:
Current & past employers:	MicahTek Inc
Education:	Warner University, Birmingham School of Law

This borrower member posted the following loan description, which has not been verified:

I recently had a family member involved in an accident. Insurance didn't cover the event. I want to consolidate all the different bills, radiology, ER, Outpatient surgery, tests, etc.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$919.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378331

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378331	$6,200	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378331. Member loan 378331 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Dept of Veterans Affairs	Debt-to-income ratio:	12.97%
Length of employment:	2 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Dept of Veterans Affairs, John Taylor Fertilizers, US ARMY 2001 - 2006
Education:	Sacramento City College, Heald College Roseville

This borrower member posted the following loan description, which has not been verified:

I have 4 debts that I would like to pay off. Instead of having 4 payments a month, one consolidated payment a month would help me tremendously.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	2
Revolving Credit Balance:	$1,365.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378348

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378348	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378348. Member loan 378348 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	BR+A Consulting Engineers	Debt-to-income ratio:	4.08%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:	Ridgewood
Current & past employers:	BR+A Consulting Engineers
Education:	Manhattan College

This borrower member posted the following loan description, which has not been verified:

I am looking to propose to my girlfriend and rather than wait months and months until I have enough saved I would like to purchase the engagement ring and propose as soon as possible.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$110.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378379

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378379	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378379. Member loan 378379 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	Dermalogica	Debt-to-income ratio:	15.81%
Length of employment:	1 year	Location:	West New York, NJ

Home town:	Massillon/Ohio
Current & past employers:	Dermalogica, L'Oreal
Education:	Baldwin-Wallace College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off all of my credit cards once and for all. I am looking to reduce my interest rate and monthly payments and see the monthly progress of my debt repayment rather than being stuck in the same place month after month as a result of high finance charges and fees. I make my payments on time and am serious about becoming debt free!

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,892.00	Public Records On File:	1
Revolving Line Utilization:	89.00%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378405

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378405	$9,600	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378405. Member loan 378405 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	United States Government	Debt-to-income ratio:	23.93%
Length of employment:	20 years 6 months	Location:	Statesboro, GA

Home town:	Augusta, Georgia
Current & past employers:	United States Government, US Army
Education:

This borrower member posted the following loan description, which has not been verified:

need extra cash for daughter's tuition

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,940.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378438

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378438	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378438. Member loan 378438 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,084 / month
Current employer:	JMP Financial Group LLC	Debt-to-income ratio:	5.62%
Length of employment:	1 year	Location:	Tallahassee, FL

Home town:	Boca Raton
Current & past employers:	JMP Financial Group LLC, Indigos Franchising, Boca Raton News
Education:

This borrower member posted the following loan description, which has not been verified:

I have several small needs for this personal loan. I recently completed a move across the state to be with my fiance, which accrued some small cost. I also recently purchased a small business, which I am running from home part-time aside from my full-time job. Beyond these things, I also have a few credit cards I'd like to pay down a bit. I don't have a pressing need for this loan, but I have a decent income and expect to be seeing more in the coming months due to my new business. I think I can afford to take on another small payment right now to take care of a few things, and help generate some more revenue.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,974.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 378470

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378470	$5,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378470. Member loan 378470 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Haiminis Holdings	Debt-to-income ratio:	7.34%
Length of employment:	4 years 3 months	Location:	Newton, MA

Home town:	Newton Highlands
Current & past employers:	Haiminis Holdings
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I currently have a business that is doing well but we need some seed money to expand into new markets that will allow us to grow more and increase revenues for the company. The business is in real estate services. Money goes towards the expansion of our business for marketing and other services.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	7
Revolving Credit Balance:	$1,450.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378475

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378475	$6,150	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378475. Member loan 378475 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,450 / month
Current employer:	UPMC	Debt-to-income ratio:	22.20%
Length of employment:	7 months	Location:	monroeville, PA

Home town:	Hershey
Current & past employers:	UPMC, University of Georgia - Institute of Behavioral Research
Education:	University of Pittsburgh-Main Campus, University of Georgia

This borrower member posted the following loan description, which has not been verified:

My loan is to pay off a credit card that is currently at a rate of 25%. I just graduated with my masters degree and I am looking to get my debt under control. My current credit card company has jacked my rate up so high that my minimum payment is equal to my monthly rate for this loan. I have never been late with any payments and it would be a relief to pay off this debt in 3 years.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,509.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378521

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378521	$12,000	18.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378521. Member loan 378521 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,812 / month
Current employer:	PLASENCIA AUTOMOTIVE	Debt-to-income ratio:	3.02%
Length of employment:	3 years	Location:	HIALEAH, FL

Home town:	HIALEAH
Current & past employers:	PLASENCIA AUTOMOTIVE, Sorry, I mistyped Mustang 1969
Education:

This borrower member posted the following loan description, which has not been verified:

I have been in the automitive market, fixing, repairing automobiles, I recently acquired an antique ford mustang 1959. I am buying trailer to haul my car to car shows.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,599.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378533

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378533	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378533. Member loan 378533 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,996 / month
Current employer:	Gail. H. Goheen, P.C.	Debt-to-income ratio:	11.15%
Length of employment:	8 years 8 months	Location:	Hamilton, MT

Home town:	Pasco, WA
Current & past employers:	Gail. H. Goheen, P.C., Rosen, Wachtell & Gilbert
Education:	Rio Hondo College

This borrower member posted the following loan description, which has not been verified:

Need loan to consolidate medical bills; credit card bills; and help pay for my daughter's wedding

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	73
Revolving Credit Balance:	$13,672.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378548

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378548	$11,650	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378548. Member loan 378548 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Ogilvy	Debt-to-income ratio:	13.28%
Length of employment:	1 year 5 months	Location:	Red Bank, NJ

Home town:	Alabama
Current & past employers:	Ogilvy, Juice Pharma Advertising, Boston Market
Education:	Fashion Institute of Technology (FIT), Pennsylvania College of Art and Design

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate 3 credit cards with high interest/APR ranging from 21-28%. I built this debt by: 1. Helping my out of work father who currently lives with me. 2. Paying for groceries and bills during college while I attended school full-time. For the past 3 years I have been working at an advertising agency and I have not been able to catch up to the debt. The high APR has been just building and building.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	44
Revolving Credit Balance:	$22,195.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378564

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378564	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378564. Member loan 378564 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,584 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	6.76%
Length of employment:	3 years	Location:	Rye Brook, NY

Home town:	Rye Brook, NY
Current & past employers:	JPMorgan Chase
Education:	Fordham University, Iona College

This borrower member posted the following loan description, which has not been verified:

Hello, I'm looking to get a short-term loan for Wedding expenses for my wedding in May. Would like to finance as much as possible versus paying up front. Total needed is $15,000. My credit rating is 770 according to Experian and my annual average income over the past 2 years is $139,000.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1977	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	4
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378582

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378582	$8,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378582. Member loan 378582 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Boardwalk Inn and Cafe	Debt-to-income ratio:	10.74%
Length of employment:	4 years	Location:	Kingston, NH

Home town:	Kingston, NH
Current & past employers:	Boardwalk Inn and Cafe, Sanborn Regional School District
Education:	University of New Hampshire-Main Campus (UNH)

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate the debt I have accrued on my credit card due to umemployment and medical bills.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,026.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378665

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378665	$7,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378665. Member loan 378665 was requested on February 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Rooms To Go	Debt-to-income ratio:	1.41%
Length of employment:	12 years	Location:	Dalton, GA

Home town:	Auburn, NY
Current & past employers:	Rooms To Go, Lightpost Publishing-Thomas Kinkade, Kirby Vacuum Distributor
Education:	Hillsborough Community College

This borrower member posted the following loan description, which has not been verified:

I have found the perfect "Franchisee Opportunity" for me. I have taken $32K of my own money to invest in this business and I need just $7,500 more to make my dream come true. I was self-employed for 17 years it was the happiest times of my life. Getting out working tirelessly for MY goals. Then life came along and it was necessary for me to work in the corporate world for the last 10 years for their goals. I now want to go back to working hard and being happy. Help me make my dream come true.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,444.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378682

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378682	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378682. Member loan 378682 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	DELTA GLOBAL	Debt-to-income ratio:	4.45%
Length of employment:	3 years	Location:	Miami, FL

Home town:	New York
Current & past employers:	DELTA GLOBAL
Education:

This borrower member posted the following loan description, which has not been verified:

I am going for a special certification , and I need the money to pay for my studies, I curretly work For Delta in Fortlauderdale International Airport, I have a decent income income, very low debts and I see no problem paying for this loan, I will also be making more money after my certifications

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,625.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 378701

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378701	$3,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378701. Member loan 378701 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Executive Credit	Debt-to-income ratio:	19.60%
Length of employment:	8 years 3 months	Location:	Irving, TX

Home town:
Current & past employers:	Executive Credit
Education:

This borrower member posted the following loan description, which has not been verified:

Recently relocated and seperated..vehicle broke down and with relocating expenses need a small loan of 3500. I am a professional business manager and can pay back in 12 months or less

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,632.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378722

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378722	$7,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378722. Member loan 378722 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,867 / month
Current employer:	Philip R. Farthing P.C.	Debt-to-income ratio:	17.51%
Length of employment:	2 years 10 months	Location:	NORFOLK, VA

Home town:	Nellysford
Current & past employers:	Philip R. Farthing P.C., Kelly A. Thompson, PLC, Nelson County Public Schools
Education:	College of William and Mary

This borrower member posted the following loan description, which has not been verified:

I'm trying to consolidate my high interest credit cards into one lower-interest monthly payment. I've finally got some things straight in my life, so now I'm trying to get my finances straight too.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,708.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378735

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378735	$11,200	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378735. Member loan 378735 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,067 / month
Current employer:	Hoffman Animal Hospital	Debt-to-income ratio:	18.82%
Length of employment:	22 years	Location:	Warwick, RI

Home town:	Omaha, Nebraska
Current & past employers:	Hoffman Animal Hospital
Education:	University of Nebraska at Lincoln, Iowa State University

This borrower member posted the following loan description, which has not been verified:

I would like to transfer my high interest credit card debt to a lower interest personal loan. I applied through Lending Tree yesterday and was approved for $8000 at 13.47% for 3 years.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	10
Revolving Credit Balance:	$18,384.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378776

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378776	$11,050	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378776. Member loan 378776 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	BMW of Mountain View	Debt-to-income ratio:	15.47%
Length of employment:	8 months	Location:	Fremont, CA

Home town:
Current & past employers:	BMW of Mountain View, HSBC
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I need this loan to payoff my Wamu credit card and a balance on my American Express. Wamu increased my rate almost 100 percent, they said they sent me the notice back Oct,2008 to me about the options I have which I either never got it or didn't see it. Then they raised the rate this month, I tried to call their customer service and it always went to one oversea call center. Even though I have other checking account with them, it seems like they're not functioning right now. I have good payment history with them. I want to stay away with this credit company.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,780.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378781

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378781	$10,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378781. Member loan 378781 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,708 / month
Current employer:	Judical Corner	Debt-to-income ratio:	18.83%
Length of employment:	6 years	Location:	SALT LAKE CITY, UT

Home town:	Salt Lake City, UT
Current & past employers:	Judical Corner, Salt Lake City School District
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to borrow $10,000 to remodel my kitchen that is in pretty bad shape. Steady work history and very reliable with payments.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,185.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378804

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378804	$13,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378804. Member loan 378804 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,208 / month
Current employer:	Inforonics, LLC	Debt-to-income ratio:	17.23%
Length of employment:	2 years 8 months	Location:	Nashua, NH

Home town:	Winchester, MA
Current & past employers:	Inforonics, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

When I was 18 I opened a lot of credit cards and bought everything I ever wanted. Of course, now that I'm 22, I've realized this was a terrible, terrible idea. Over the years I've lived paycheck to paycheck, just paying off my credit cards. I am fortunate that I never lost my job, and never paid a bill late. In the past year, I've been promoted to Systems Administrator at my company, earning a much better living that I previously had. I've been able to pay all of my bills early every month and, generally, make over $500 of over-payments. This has been great, but I'm hoping to improve on it by consolidating all of my bills into a loan with an overall lower interest rate. Here is an overview of my income and living expenses: Salary Income: $2,750.00/mo (net) Monthly Bills: Rent: $395 (The remaining $500 is paid by my roommate and girlfriend of over 5 years.) Electric: $60 - $120 Internet Access: $49 Auto Insurance: $166 Cell Phone (Family Plan): $175 *Personal Loan: $271 (This was used to consolidate even higher interest debt!) Auto Loan: $239 *Amazon Visa: $16 *Chase Visa: $18 *Best Buy Card: $50 Bank Visa: $10 *WaMu Visa: $99 *CapitalOne Visa: $16 * = Eliminated by new loan. Overall, $1584 in expenses each month. This leaves me with $1,166 each month for gas, food, entertainment, etc. I try to live minimally to maximize over-payments and savings. Each month $470 goes to unsecured debt. Here is a breakdown of the approximate balances and interest rates of the debt I would be paying off with this loan: Personal Loan $6,600 18.2% Amazon Visa $940 12.4% Chase Visa $1,100 19.4% Best Buy Card $1,700 19.0% WaMu Visa $2,600 19.9% CapitalOne Visa $440 12.0% Total: $13,380 As you can see, not all of the interest rates are terrible, but I would like to eliminate all of my revolving, unsecured debt into one loan which can be paid automatically. I do have an additional credit card with a balance of $460, but I will not be consolidating it, as it has a rate of 7.2%. Please help me accelerate my dreams of living a debt-free life! Thank you for your time.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,570.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378816

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378816	$12,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378816. Member loan 378816 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Mattleman Weinroth and Miller	Debt-to-income ratio:	24.70%
Length of employment:	6 years	Location:	Westmont, NJ

Home town:	Boulder/Colorado
Current & past employers:	Mattleman Weinroth and Miller
Education:	University of Colorado at Boulder, Rutgers University at Camden - Law School

This borrower member posted the following loan description, which has not been verified:

Loan shall be used to pay off existing revolving debt with at least three accounts, some of which are still charging default rates from years ago even though I have maintained a good payment history over the last three years.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	40
Revolving Credit Balance:	$11,972.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378851

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378851	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378851. Member loan 378851 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,127 / month
Current employer:	Joseph Jingoli and Son Inc.	Debt-to-income ratio:	7.59%
Length of employment:	2 years 6 months	Location:	Pottstown, PA

Home town:	Downingtown
Current & past employers:	Joseph Jingoli and Son Inc.
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Consolidate debt and replace appliances

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	45
Revolving Credit Balance:	$4,073.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378855

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378855	$15,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378855. Member loan 378855 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,817 / month
Current employer:	Massachusetts General Hospital	Debt-to-income ratio:	11.71%
Length of employment:	10 years 6 months	Location:	Holbrook, MA

Home town:
Current & past employers:	Massachusetts General Hospital, Self employed for 13 years
Education:	Quincy College

This borrower member posted the following loan description, which has not been verified:

I want to pay off my high interest credit cards. I pay my debts on time every month yet they still increased my interest rate. I would much rather have one bill to pay each month instead of several.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,126.00	Public Records On File:	0
Revolving Line Utilization:	96.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378869

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378869	$15,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378869. Member loan 378869 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,750 / month
Current employer:	Silver Editions	Debt-to-income ratio:	3.03%
Length of employment:	10 years	Location:	Jersey City, NJ

Home town:	Kerala
Current & past employers:	Silver Editions, McGraw-Hill
Education:	Cooper Union for the Advancement of Science and Art

This borrower member posted the following loan description, which has not been verified:

my home improvement project just got bigger. the building needs a lot of structural work that wasn't in the scope of the original project. i need to find some more financing to finish the project.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	5
Revolving Credit Balance:	$2,732.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378870

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378870	$20,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378870. Member loan 378870 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$12,667 / month
Current employer:	JH Co.	Debt-to-income ratio:	10.26%
Length of employment:	2 years 10 months	Location:	Scottsdale, AZ

Home town:	Forest City
Current & past employers:	JH Co.
Education:	University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

Our son, age 8, is extremely bright and is attending a private school. Frankly, he'd get completely lost in the public school system here in Arizona. We have been making the huge trade-off to have him in school at the extreme price-tag of $22,000 per year, and have been able to take advantage of monthly payment plans offered by school or lending institutions so far. However, now they have discontinued the monthly plan, and no lenders are offering financing options for K-12 education purposes. We are employed and need to spread his education costs out over a year. Please help!!! Our son is currently thriving in the school environment he's in, and we don't want him to lose all of the progress he's made!!!

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,377.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378879	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378879. Member loan 378879 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,417 / month
Current employer:	crossland capital	Debt-to-income ratio:	5.18%
Length of employment:	4 years	Location:	plano, TX

Home town:	sole korea
Current & past employers:	crossland capital, tkeys
Education:	young sang universate

This borrower member posted the following loan description, which has not been verified:

down payment on new home

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,755.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378890

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378890	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378890. Member loan 378890 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,989 / month
Current employer:	United States Army	Debt-to-income ratio:	8.21%
Length of employment:	26 years 8 months	Location:	Killeen, TX

Home town:	Chicago
Current & past employers:	United States Army, Aviation and Missile Command (AMCOM)
Education:	Park University at Parkville, MO, Park University Graduate School at Kansas City, MO, University of Arkansas at Fort Smith, John C Calhoun State Community College

This borrower member posted the following loan description, which has not been verified:

Purchase a 1997 Harley Davidson Road King with 7500 miles. Current value of motorcycle is $11250 according to KBB and doesn't include approximately $1500 of additional accessories that were installed by the current owner.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	30
Revolving Credit Balance:	$23,021.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378898

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378898	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378898. Member loan 378898 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	westernpacific Log Supply	Debt-to-income ratio:	23.41%
Length of employment:	6 years	Location:	Ferndale, WA

Home town:	Annarbor Mi
Current & past employers:	westernpacific Log Supply, Self employed timber broker 29years
Education:	some college

This borrower member posted the following loan description, which has not been verified:

down payment on a forplex

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,984.00	Public Records On File:	1
Revolving Line Utilization:	34.60%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378902

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378902	$13,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378902. Member loan 378902 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Eastridge Infotech	Debt-to-income ratio:	12.44%
Length of employment:	1 year 3 months	Location:	San Ramon, CA

Home town:	Saratoga Springs
Current & past employers:	Eastridge Infotech, AccountNow Inc., Alain Pinel Realtors, Robert Half International, Best Buy Co. Inc.
Education:	Diablo Valley College, Los Medanos College

This borrower member posted the following loan description, which has not been verified:

Just want to wrangle all of my credit balances onto one loan with a lower interest rate so I can go ahead and pay everything off. I'm getting married soon and with a lower monthly payment, with an end in sight, gives me room to set aside more to save now as well as not feel like I'm going to be paying credit card bills for the rest of my life.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,898.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378905

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378905	$6,400	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378905. Member loan 378905 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Creative Space	Debt-to-income ratio:	20.32%
Length of employment:	2 years 2 months	Location:	West Hollywood, CA

Home town:	The Dalles, Oregon
Current & past employers:	Creative Space, long Beach unified school district
Education:	Northwestern College

This borrower member posted the following loan description, which has not been verified:

I would like to obtain a loan to do a few things. One, to recover and stablize finanially due to a car purchace, and moving into my own apartment. Two, to consolicate certain credit cards and have lower balances on them. i am willing to pay an interest rate of up to 0.18% possibly. because of my recent purchases and the economy goin down i have lost a significant amount of income and my credit score has suffered drasticly.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,216.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378910

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378910	$7,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378910. Member loan 378910 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Menchies Group	Debt-to-income ratio:	6.80%
Length of employment:	2 years	Location:	Los Angeles, CA

Home town:	Overland Park
Current & past employers:	Menchies Group, HR Block, University of Kansas
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

I'd like to consolidate my 3 credits cards into one payment. I have a full time job at a growing company (growing despite the recession thankfully) and would like to put an end to my debt and stop juggling all the minimum fees.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,500.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378921

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378921	$1,600	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378921. Member loan 378921 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	Nu-Designs Web Marketing	Debt-to-income ratio:	3.85%
Length of employment:	7 months	Location:	Santa Rosa, CA

Home town:	Ann Arbor, MI
Current & past employers:	Nu-Designs Web Marketing, Apple Computer
Education:	UC Santa Cruz

This borrower member posted the following loan description, which has not been verified:

I'd like to be able to purchase a used car. I have already located a car that will suit my needs, but need some assistance with the financing.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	40
Revolving Credit Balance:	$20,031.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378960

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378960	$6,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378960. Member loan 378960 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Center for Clean Air Policy	Debt-to-income ratio:	23.88%
Length of employment:	1 year 8 months	Location:	Washington, DC

Home town:	Hinsdale
Current & past employers:	Center for Clean Air Policy, United States Congress, National Governors Association
Education:	Georgetown University, University of Rhode Island (URI)

This borrower member posted the following loan description, which has not been verified:

When I was in college and right after college, I racked up a few thousand dollars on my credit card. Now that I'm a bit older and living on my own, I have a goal to become more financially sound. I am requesting this loan to take a key step in the right direction toward that goal.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,901.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378979

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378979	$5,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378979. Member loan 378979 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,792 / month
Current employer:	Siemens	Debt-to-income ratio:	18.99%
Length of employment:	1 month	Location:	GLENOLDEN, PA

Home town:	Springfield
Current & past employers:	Siemens, SEI
Education:	Widener University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Hello, I would be using the loan to pay off the balance on my car. I can guarantee no problems paying it back, as I have a stable, well paying job. Thanks

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,310.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379025

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379025	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379025. Member loan 379025 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,796 / month
Current employer:	Retired	Debt-to-income ratio:	16.97%
Length of employment:	n/a	Location:	Conway, SC

Home town:	Toms R
Current & past employers:	Retired, Beech-Nut, Ralston Purina, Nestle
Education:	Ocean County College

This borrower member posted the following loan description, which has not been verified:

Desire to borrow 15K to help a family member. Retired with approximatly $60,000 annual income. FICO score near 800 and no debt other than mortage. Have more than adequate resources IRA/401k, annuities and CDs to gurantee payment. Preferr borrowing as opposed to tapping above accounts which would incur early withdrawal and tax consequences.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1972	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,658.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379050

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379050	$15,000	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379050. Member loan 379050 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,500 / month
Current employer:	Cosmo Construction & Consulting, Inc	Debt-to-income ratio:	16.20%
Length of employment:	3 years 3 months	Location:	Woodinville, WA

Home town:	Yakima
Current & past employers:	Cosmo Construction & Consulting, Inc, Wimmer Solutions, Amazon.com, Microsoft
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

We are a small construction company 2 - 3 million annually in sales. Our first 2 projects of the year were scheduled to start 1/15/2009 and 1/22/2009. They were both delayed due to permits and a funding review. Both projects have now been confirmed for full funding, but the permitting process is still under review and with the weather, we are not expected to start until late March or early April. Given the delay we need to have a buffer of cash to cover expenses and payroll of our project leads (need to keep the good personnel to keep our projects profitable).

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$160,674.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379071

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379071	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379071. Member loan 379071 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Gallo Winery	Debt-to-income ratio:	7.02%
Length of employment:	8 years	Location:	SAYREVILLE, NJ

Home town:	Bronx
Current & past employers:	Gallo Winery
Education:	Skidmore College

This borrower member posted the following loan description, which has not been verified:

consolidate debt

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,279.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379125

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379125	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379125. Member loan 379125 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	City of Marysville	Debt-to-income ratio:	9.60%
Length of employment:	23 years	Location:	Marysville, CA

Home town:	Marysville
Current & past employers:	City of Marysville
Education:

This borrower member posted the following loan description, which has not been verified:

I retired last year (12/2007) and continued working as a retired annuitant. In addition, I cashed in a 457b account. Didn't plan too well for the tax liability. Have adjusted my w-4's accordingly.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,893.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379128

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379128	$14,125	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379128. Member loan 379128 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Urban Alliance	Debt-to-income ratio:	19.05%
Length of employment:	2 years 8 months	Location:	Washington, DC

Home town:	Chicago
Current & past employers:	Urban Alliance, Teach For America
Education:	Catholic University of America, George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

I've had debt on a credit card at a low rate, but they're raising the rate for no reason. I'd like to use this loan to pay it off. I own a condo (purchased last year), make all payments on time, and just want to get out of credit card debt.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,491.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 379135

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379135	$4,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379135. Member loan 379135 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,033 / month
Current employer:	Caterpillar	Debt-to-income ratio:	22.48%
Length of employment:	2 years	Location:	GOOSE CREEK, SC

Home town:	US Virgin Islands
Current & past employers:	Caterpillar, Caterpillar Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Loan is needed for dental work, computer purchase, and trip expense.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	13
Revolving Credit Balance:	$4,624.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379136

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379136	$7,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379136. Member loan 379136 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Palm Beach Community College	Debt-to-income ratio:	20.07%
Length of employment:	4 years 3 months	Location:	Delray Beach, FL

Home town:	St. Louis
Current & past employers:	Palm Beach Community College, American Red Cross
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

The purpose of the loan is to pay off current high interest credit cards and pay off my debt. For the first time in my life, I was unemployed in 2001 (last recession) for 8 months and used credit cards to pay expenses. I chose not to file bankruptcy as I felt responsible to pay my debts. A few collection accounts (paid) from 2001 adversely affected my credit score for the past 7 years which meant the credit card APR's were high and paying down the debt was difficult. Despite making more than the minimum payments; making steady payments; and having a stable job (professional) and residency, my credit card/loan accounts are with the now notable BIG three banks. In January of 2008, one of the banks raised my APR without providing a reason in writing! I received a letter, but it only stated my APR would increase. First I was told it was because of an adverse credit report and when I checked into this, it was not accurate. Over the course of a year, when I requested to have the rate returned to the previous APR or reduced, the request was refused. BUT, they were more than willing to offer me a "great deal" where they would give me another credit card at a low interest rate!! I refused and when I did the research, I discovered that this was a new tactic being used where the higher interest credit card account would have been closed and opening another account would have adversely affected my credit score (thus further indebting me to that bank)!!!! This offer occurred when my credit score improved as the collections accounts from 2001 were no longer on my credit report......It is important to note that one of my bank card holders raised my credit limit at a time when banks were lowering credit limits and the bank that raised my APR, never lowered my credit limit......I'm not a high risk, I'm a cash cow and enslaved to the BIG Banks!! Help!!!!

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,776.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379137

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379137	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379137. Member loan 379137 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	n/a	Debt-to-income ratio:	9.44%
Length of employment:	n/a	Location:	Oceanside, CA

Home town:	Key West
Current & past employers:	Florida United Methodist Church, United States Navy, New Song Community Church
Education:	Florida Southern College, Emory University, Regent University

This borrower member posted the following loan description, which has not been verified:

I am seeking funding for my business start-up. My business is coaching, professional speaking and writing. While I will work with all audiences and people my primary target is military families because of my experience as a military Chaplain and pastor.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,270.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379227

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379227	$7,800	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379227. Member loan 379227 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,000 / month
Current employer:	Entar.com	Debt-to-income ratio:	9.63%
Length of employment:	5 years 6 months	Location:	Garden Grove, CA

Home town:	Lynwood, CA
Current & past employers:	Entar.com
Education:	California State University-Fullerton (CSUF)

This borrower member posted the following loan description, which has not been verified:

Loan will be used to resume and expand my part-time eBay Trading Assistant business, and to save money by refinancing credit cards and personal loan. I had a great experience with Prosper, and am looking forward to an even better one with Lending Club. Gross income is $4000 per month (net $3000). My monthly expenses are: Rent and utilties $1100 Debt payments $450 Insurance and other expenses $300 Food $350 Vehicle $300 Entertainment etc $300 $4800 will be used to expand my part-time eBay Trading Assistant business to increase my total income (eBay username coreychambers). The demand for Trading Assistants has grown due to the recession causing increased need for my liquidation services. I am focusing on lucrative estate liquidation services for the Palm Springs, CA area. $3000 will be used to refinance 17% credit cards and Prosper loan (Prosper username is aacorey) $200 per month of this payment will be replacing other debt payments. Thank you for considering me for a Lending Club loan. It is sure to be a very good investment for you.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	77
Revolving Credit Balance:	$3,501.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379234

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379234	$8,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379234. Member loan 379234 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	American General	Debt-to-income ratio:	18.57%
Length of employment:	4 years	Location:	MODESTO, CA

Home town:	Modesto
Current & past employers:	American General, Redenbaugh Construction INC, Charleys Steakery
Education:	MJC

This borrower member posted the following loan description, which has not been verified:

I would like to combine all my credit card bills into 1 easy payment so that I can pay my bills down faster and more conveniently. I'd like to close ALL but 1 of my credit cards for emergencies only. I don't plan on opening anymore credit cards and I just want to pay them off. Most creditors tell me that I have escalating debt and will not lend to me even tho I pay well on all my cards. I just want to get out of debt this year as much as I possibly can and I will do this with or without a consolidation. I just find that its more convenient to only remember 1 payment compared to 7 payments each month.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,297.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379237

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379237	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379237. Member loan 379237 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Sacred heart hospital	Debt-to-income ratio:	11.89%
Length of employment:	14 years 3 months	Location:	gulf breeze, FL

Home town:	Jamaica Plain
Current & past employers:	Sacred heart hospital, WYCKOFFHIGTHMEDICALCENTER
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I need to consolidate all my revolving loans into one

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,777.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 379256

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379256	$5,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379256. Member loan 379256 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	3.73%
Length of employment:	5 months	Location:	El Segundo, CA

Home town:	San Diego
Current & past employers:
Education:	University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to help finance a used car purchase.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,218.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379290

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379290	$10,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379290. Member loan 379290 was requested on February 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	New York Shipping	Debt-to-income ratio:	8.51%
Length of employment:	10 years	Location:	HOWELL, NJ

Home town:	Astoria
Current & past employers:	New York Shipping, Global Terminal
Education:	Ocean County College

This borrower member posted the following loan description, which has not been verified:

The purpose is to consolidate debt into one payment at a better interest rate,

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	68
Revolving Credit Balance:	$15,351.00	Public Records On File:	0
Revolving Line Utilization:	77.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379298

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379298	$4,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379298. Member loan 379298 was requested on February 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	Walgreen	Debt-to-income ratio:	8.26%
Length of employment:	2 years 4 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Walgreen
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

I just recently move into my own apartment and don't have furniture for sitting when friends or family visit. Also, I need other things like coffee table and dinning table. I used most of my for a 3 month deposit on the apartment and a moving truck.

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,090.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379329

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379329	$20,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379329. Member loan 379329 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,225 / month
Current employer:	Deloitte Consulting LLP	Debt-to-income ratio:	6.68%
Length of employment:	2 years 7 months	Location:	Eustis, FL

Home town:	Boston
Current & past employers:	Deloitte Consulting LLP
Education:	Brown University

This borrower member posted the following loan description, which has not been verified:

We recently purchased a new home to help start a new assisted living facility (ASL), essentially a homecare for the elderly. The loan will go towards the upfront capital costs of furniture, appliances, and renovation to create a wonderful caring home for the future residents. The loan will also help with the first few monthly payments until we have all 4 patients. Revenue for this start-up will be split among 2 sources: patient's social security payments and patient's out of pocket payments (sometimes paid for by the patient's family members). Based on conservative financial projections, it is estimated that positive cash flow will occur starting in month 7 and the overall break-even will occur at about month 15. We are also investing in cost-saving initiatives (efficient showerheads, washer, dryer, light bulbs, etc.) to maximize cash flow. We hope that you will help us fund this very promising venture. ASL Team: ASL Manager and Expert -- Mina Nicolau, Certified Nursing Assistant and experienced caretaker Strategic Advisor -- Gabriel Nicolau, B.A. in Business Economics at Brown University, Deloitte Consulting LLP - Strategy & Operations Financial Advisor -- Lionel Nicolau, B.S. in Economics at Wharton, University of Pennsylvania (Concentration in Marketing)

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,657.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 379336

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379336	$20,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379336. Member loan 379336 was requested on February 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Self	Debt-to-income ratio:	7.10%
Length of employment:	5 years	Location:	Los Angeles, CA

Home town:	Los Angeles, CA
Current & past employers:	Self, Scripps Networks, HGTV
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I run a successful interior design firm and have appeared on numerous interior design television shows. I recently acquired my parents' furniture business which they had run successfully for nearly 30 years. They have never advertised or marketed their business. They don't even have a website. I would like to request a loan to build a website, create a new logo, take professional photos of the furniture they manufacture and hire a marketing agency. My parents are (semi-)retiring and I want to take their already successful business and expand upon it so that they can retire comfortably. Thank you!

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	57
Revolving Credit Balance:	$21,487.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379338

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379338	$20,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379338. Member loan 379338 was requested on February 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,903 / month
Current employer:	State of Colorado Dept of Corrections	Debt-to-income ratio:	15.69%
Length of employment:	4 years 2 months	Location:	Westminster, CO

Home town:	St. Marys
Current & past employers:	State of Colorado Dept of Corrections
Education:	University of Denver, Wright State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

We are a married healthy couple living in Colorado. We are both professional psychologists in our early 30's and have been trying to get pregnant for two years. We have undergone a variety of fertility treatments, both traditional and eastern medicine, with no successful results as of yet. Our reproductive endocrinologist reports to us that we have a good chance of getting pregnant using advanced reproductive technology, such as IVF. The total cost of IVF, which is due before treatment begins, could be a barrier to our dream coming true. After many years of school and starting our careers, we are finally in a place in life where we could provide a child with a loving home. We believe that we would be wonderful parents, and find it incredibly frustrating to have encountered so many roadblocks. Please help us to fulfill this dream.

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$114.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379346

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379346	$8,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379346. Member loan 379346 was requested on February 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	n/a	Debt-to-income ratio:	12.00%
Length of employment:	n/a	Location:	Boulder, CO

Home town:	Glenwood Springs
Current & past employers:
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Greetings. I'm seeking a loan to consolidate credit card debt to get a better rate: 20%+ is ridiculous! I currently have a steady job and have never been late on credit card payments. I'd greatly appreciate any help!

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,574.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379357

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379357	$18,225	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379357. Member loan 379357 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	WebDivisor.com	Debt-to-income ratio:	23.80%
Length of employment:	7 years 2 months	Location:	Glendale, CA

Home town:
Current & past employers:	WebDivisor.com, Self-Employed
Education:

This borrower member posted the following loan description, which has not been verified:

Credit markets have tightened and I have some personal credit card debt. Unfortunately most of the credit cards I have were used on promotional APRs, the rates have significantly gone up. Althought I make more than minimum payments, it is hard to beat up rates this high. Was hoping for something lower to get it cleared faster.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,379.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379376

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379376	$3,000	18.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379376. Member loan 379376 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Wal-Mart D.C	Debt-to-income ratio:	23.36%
Length of employment:	4 years 5 months	Location:	Weirton, WV

Home town:	Rayland
Current & past employers:	Wal-Mart D.C, Wells- Twp
Education:	California University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I would like $3,000 to pay off a lot of small bills i have and combine them into one. Any personal loan would be great that allows me to payback over time.. i have a decent paying job $17.10 an hr but im not getting approved for loans due to my student loans are showing up on my budget but my parents pay them... can ya help?

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,994.00	Public Records On File:	0
Revolving Line Utilization:	99.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379381

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379381	$15,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379381. Member loan 379381 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Self Employed	Debt-to-income ratio:	12.72%
Length of employment:	2 years	Location:	PIKEVILLE, KY

Home town:	Martin
Current & past employers:	Self Employed, National College of Business and Technology, Floyd County (Ky) Board of Education, HealthSouth Lexington Surgical Center, Reed Engineering, Maurice's Inc.
Education:	Pikeville College, Morehead State University, Nova Southeastern University College of Optometry

This borrower member posted the following loan description, which has not been verified:

I am an Optometrist living in Eastern Kentucky in my second year of private practice. I am currently looking for around $15,000 in loans in order to consolidate some of my credit card debt from medical school into one payment. I requested a payment period of 36 months but could probably do 32 months or possibly 24 months. My monthly gross income is around $11,000 so I will have no problem making the payments. Any help with this will drastically improve my credit score as I continue grow my practice. Thank you in advance--- Dr. Noel Blake Price O.D.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	19
Revolving Credit Balance:	$23,997.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379386

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379386	$6,950	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379386. Member loan 379386 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	14.62%
Length of employment:	n/a	Location:	Johnston, RI

Home town:	Providence
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to borrow these funds as a cushion for a business investment I am entering into. These funds would most likely (and hopefully) sit in an account and would be used only as a safety net should my monthly business expenses need to be met. I would like to see this loan repaid, whether through payments or a balloon, within twelve months.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1982	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	60
Revolving Credit Balance:	$2,213.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379436

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379436	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379436. Member loan 379436 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,148 / month
Current employer:	Marietta Memorial Hospital	Debt-to-income ratio:	20.59%
Length of employment:	1 year 8 months	Location:	Marietta, OH

Home town:	Marietta
Current & past employers:	Marietta Memorial Hospital
Education:	Washington State Community College

This borrower member posted the following loan description, which has not been verified:

Loan being requested to consolidate debt at a lower interest rate. Couple with a newborn looking to consolidate debts and pay off debt faster with lower interest rate.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,941.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379465

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379465	$14,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379465. Member loan 379465 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,450 / month
Current employer:	Consultant Engineer	Debt-to-income ratio:	17.00%
Length of employment:	2 years 6 months	Location:	Minneapolis, MN

Home town:	Bryan
Current & past employers:	Consultant Engineer
Education:	University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

I'm trying to payoff credit card and not pay their high interest fees. I would like to pay off my cards as soon as possible.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,309.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379485

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379485	$5,275	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379485. Member loan 379485 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Columbus Metropolitan Club	Debt-to-income ratio:	18.62%
Length of employment:	10 months	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Columbus Metropolitan Club, ozone studios
Education:	The Ohio State University

This borrower member posted the following loan description, which has not been verified:

My current credit card debt was slowly built over several years. I never missed a payment and have payed down over $4K this year. But, economic conditions were a wake-up call... and I've learned that I am currently spending $163 per month (down from over $200) in interest as I pay down the debt. Refinancing at a decent rate would be a life saver and a savings boost!

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,063.00	Public Records On File:	1
Revolving Line Utilization:	64.20%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379495

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379495	$8,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379495. Member loan 379495 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Bemidji Area Schools	Debt-to-income ratio:	0.00%
Length of employment:	6 years 3 months	Location:	Gonvick, MN

Home town:	Thief River Falls
Current & past employers:	Bemidji Area Schools, First Care Medical Services, Fosston, MN 56542
Education:	Northland College Thief River Falls, MN

This borrower member posted the following loan description, which has not been verified:

2 personal loans @ approximately $8000

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379549

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379549	$6,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379549. Member loan 379549 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,042 / month
Current employer:	Chesapeake Acoustic Solutions, Inc.	Debt-to-income ratio:	11.58%
Length of employment:	10 years 1 month	Location:	Pasadena, MD

Home town:	Pasadena
Current & past employers:	Chesapeake Acoustic Solutions, Inc.
Education:	University of Maryland-Baltimore County

This borrower member posted the following loan description, which has not been verified:

The loan will be for some long neglected projects around the house. The major one being some much needed electrical repairs to get my house up to code and eliminate some potential fire hazards! Also I'll be taking care of some flooding damage that happened this winter. Thank you!

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,157.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379556

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379556	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379556. Member loan 379556 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Montgomery County Public Schools	Debt-to-income ratio:	13.71%
Length of employment:	8 years	Location:	MOUNT RAINIER, MD

Home town:	Takoma Park
Current & past employers:	Montgomery County Public Schools, SyngJ Productions
Education:	Eastern Nazarene College, Howard University

This borrower member posted the following loan description, which has not been verified:

I am producing a commerical ready CD project. I am all set to go with the music and everything, but now need the funds to make this dream happen. The amount requested is where the budget has been set and there is high hopes that it will remain under budget.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	8
Revolving Credit Balance:	$1,064.00	Public Records On File:	1
Revolving Line Utilization:	11.10%	Months Since Last Record:	36
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379559

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379559	$7,200	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379559. Member loan 379559 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	Analog Devices	Debt-to-income ratio:	14.12%
Length of employment:	10 years 2 months	Location:	North Brookfield, MA

Home town:	Boston
Current & past employers:	Analog Devices
Education:	Nichols College

This borrower member posted the following loan description, which has not been verified:

We have been at our house for 2 years and the master bathroom was unfinished, just framed in studs. We would like to finish the master bathroom and add value to the home.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,430.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379568

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379568	$11,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379568. Member loan 379568 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Knobbe Martens	Debt-to-income ratio:	1.05%
Length of employment:	5 years	Location:	Irvine, CA

Home town:	kisii
Current & past employers:	Knobbe Martens, Knobbe Martens
Education:	California State University-Northridge (CSUN)

This borrower member posted the following loan description, which has not been verified:

I'm looking for a loan to purchase an engagement ring.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	12
Revolving Credit Balance:	$19.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379570

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379570	$17,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379570. Member loan 379570 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Starwood Hotels & Resorts	Debt-to-income ratio:	14.21%
Length of employment:	4 years 6 months	Location:	San Francisco, CA

Home town:	Honolulu
Current & past employers:	Starwood Hotels & Resorts
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

This loan will enable me to pay off the majority of my credit card debt which stand at a little over $20,000. I would like to manage one monthly payment rather than three. I would like to use the services provided by Lending Club to make dealing with the cyclical portion of this debt easier.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,621.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379579

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379579	$5,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379579. Member loan 379579 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Battelle	Debt-to-income ratio:	11.16%
Length of employment:	7 years 8 months	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Battelle, Onesource
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my credit card debt. I have four cards I would like to pay off. While the amount I owe may not be large to some people, to me it it huge. My goal is to pay off the debt and begin to save money for a down payment on a house.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,493.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379586

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379586	$20,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379586. Member loan 379586 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Smith's food and Drug	Debt-to-income ratio:	15.74%
Length of employment:	3 years 2 months	Location:	las vegas, NV

Home town:
Current & past employers:	Smith's food and Drug, Walgreens
Education:	Duquesne

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan in order to consolidate debt from high interest (25-30%) credit cards to a one monthly payment loan. I have an very good credit and payment history aside from a period three years ago when I temporarily lost my job. I have a very steady job as a pharmacist.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	19
Revolving Credit Balance:	$13,273.00	Public Records On File:	0
Revolving Line Utilization:	89.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379597

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379597	$6,400	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379597. Member loan 379597 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	UCSD	Debt-to-income ratio:	5.76%
Length of employment:	1 year 10 months	Location:	San Diego, CA

Home town:	Los Angeles
Current & past employers:	UCSD
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

Hello, I am planning on buying new books and a laptop with this money. I have a lab job at school and get a good current flow of money of at least $3000 a month so I can pay this off smoothly.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	7
Revolving Credit Balance:	$395.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379601

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379601	$6,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379601. Member loan 379601 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Jerry Sargent	Debt-to-income ratio:	12.10%
Length of employment:	6 years	Location:	IONE, CA

Home town:	Lodi
Current & past employers:	Jerry Sargent
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan in order to cover the expenses of relocating for my job. I currently live in Northern California and for the last three years I have worked on the road with my company paying for my living expenses. Next month I will be taking a permanent position in Los Angeles with my company. I need this loan to cover moving expenses, the first and last months rent, and security deposit for a new apartment in LA. This loan would allow me to move to a new city for my job and still keep plenty of cash on hand for any other expenses with the new position and new living situation.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,486.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379603

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379603	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379603. Member loan 379603 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,750 / month
Current employer:	Teradata Corp	Debt-to-income ratio:	4.24%
Length of employment:	8 years 7 months	Location:	San Diego, CA

Home town:	Quincy
Current & past employers:	Teradata Corp, Sharp Healthcare / San Diego Hospital Association
Education:	National University

This borrower member posted the following loan description, which has not been verified:

The loan would be for the hospital portion of the bill for non-covered jaw surgery. Hospital is Sharp Memorial in San Diego, CA. Surger is yet to be scheduled. Services must be paid in full before admittance to hospital. MD performing surgery advised overnight stay at hospital in case of complications. CPT code is 21196. Actual fee is $11431 but they have not included cost of screws/plates for jaw, because they are unknown at this time. I already have a loan in place to cover the professional services. I have an HMO that will not cover my jaw surgery because I'm not being malnourished. I'm perfectly healthy. I'm having orthodontic treatment but my lower jaw extends out and to the left from my upper so my bite is misaligned. So, while there is a cosmetic aspect of this procedure, the orthodontist and MD would argue that it is functionally necessary. Still no thanks to the HMO.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,491.00	Public Records On File:	0
Revolving Line Utilization:	10.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379613

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379613	$7,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379613. Member loan 379613 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,389 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	11.14%
Length of employment:	10 years	Location:	Louisa, VA

Home town:	Charlottesville
Current & past employers:	United Parcel Service, United Parcel Service
Education:	The University of Virginia's College at Wise

This borrower member posted the following loan description, which has not been verified:

Loan for 9,000 dollars for three years.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,222.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379627

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379627	$4,200	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379627. Member loan 379627 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,422 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	14.24%
Length of employment:	18 years	Location:	Canoga Park, CA

Home town:	Walnut Creek
Current & past employers:	Thomson Reuters
Education:	California State University-Northridge (CSUN)

This borrower member posted the following loan description, which has not been verified:

I am seeking to consolidate two high interest rate credit cards, which are currently at approx. 23%. My other credit card debt listed in this profile is at approx. 9%, which is why I am not consolidating that. I have a secure job with Thomson Reuters, where I have worked for 18 years as a marketing specialist and graphic designer. The 5 inquires into my credit over the last 6 mos. were all attempts to consolidate these two high interest rate cards. However, as we see in the news, the banks aren't lending even to people with good credit. I have not missed or been late on a payment for more than 10 years, but these inquiries have lowered my credit score. Although, my profile says that I rent, I actually do own a home, which is an investment with my mother. The bank would not allow us to structure the mortgage in both of our names because we do not live together and my income alone would not qualify for the loan (which is 30-year fixed rate mortgage at a good interest rate), but name is on the title. I live in the house, which is also a rental property and the rent collected from my roommates pays the mortgage. I only pay utilities, a car payment of $306 per mos. and my credit card payments. My yearly income in 2008 was $65,595. I can verify this income if necessary. This loan would not lower my minimum monthly payments I currently make - it would be about the same. However, I already make more than the minimum payments and am seeking this loan to pay off my debt quicker with less interest.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,126.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379639

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379639	$3,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379639. Member loan 379639 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Allstate Corp.	Debt-to-income ratio:	15.42%
Length of employment:	1 year 2 months	Location:	denver, CO

Home town:	Carroll
Current & past employers:	Allstate Corp., Best Buy Co. Inc., Iowa State University
Education:	Iowa State University

This borrower member posted the following loan description, which has not been verified:

I am investing in a family run business, this is the final portion to the investment of 15000

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	43
Revolving Credit Balance:	$2,880.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379642

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379642	$12,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379642. Member loan 379642 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Promenet inc	Debt-to-income ratio:	8.62%
Length of employment:	2 years 2 months	Location:	flushing, NY

Home town:	Brooklyn
Current & past employers:	Promenet inc, Pearson inc
Education:	TCI

This borrower member posted the following loan description, which has not been verified:

Clear all creidit card debt and close the cards

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,233.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379665

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379665	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379665. Member loan 379665 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	LearningMate Solutions	Debt-to-income ratio:	18.92%
Length of employment:	1 year 4 months	Location:	Boulder, CO

Home town:	Montgomery Village
Current & past employers:	LearningMate Solutions, US Navy
Education:	United States Naval Academy (USNA)

This borrower member posted the following loan description, which has not been verified:

I am planning on using this loan to pay off my high interest variable rate credit card balances, and in return, have a fixed monthly payment at a more reasonable interest rate.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,843.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379670

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379670	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379670. Member loan 379670 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Jaffa Bakery Inc.	Debt-to-income ratio:	6.59%
Length of employment:	10 years	Location:	Chicago Ridge, IL

Home town:	Chicago Heights
Current & past employers:	Jaffa Bakery Inc.
Education:	Everest College

This borrower member posted the following loan description, which has not been verified:

The purpose for this loan is to pay down all my credit card debt and to get a better interest rate. I have excellant credit and never been late paying my credit cards on time. I just would like to pay them off at one time and just start paying only my loan back. This will greatly make my credit card bill life much easier.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,644.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379717

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379717	$16,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379717. Member loan 379717 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,000 / month
Current employer:	The Loomis Corp	Debt-to-income ratio:	21.46%
Length of employment:	7 years 2 months	Location:	Dallas, TX

Home town:
Current & past employers:	The Loomis Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Need a loan to get rid of several high interest credit cards.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	22
Revolving Credit Balance:	$20,702.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379719

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379719	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379719. Member loan 379719 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Chugach Mckinley Inc.	Debt-to-income ratio:	16.84%
Length of employment:	1 year 6 months	Location:	San Antonio, TX

Home town:	Los Angeles
Current & past employers:	Chugach Mckinley Inc., Halliburton Co.
Education:	Western Governors University

This borrower member posted the following loan description, which has not been verified:

I would like to get my credit cards on a lower interest rate with one bill and also buy a few things for the house. Going thru a divorce and will need a few items for the house.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	49
Revolving Credit Balance:	$25,231.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379740

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379740	$5,500	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379740. Member loan 379740 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	UPMC	Debt-to-income ratio:	16.04%
Length of employment:	4 years	Location:	Pittsburgh, PA

Home town:	Pittsburgh
Current & past employers:	UPMC, Allegheny Valley Bank
Education:	Community College of Allegheny County

This borrower member posted the following loan description, which has not been verified:

credit card consolidation

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,640.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379776

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379776	$4,700	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379776. Member loan 379776 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	Advantage SCI	Debt-to-income ratio:	18.54%
Length of employment:	4 months	Location:	Oakton, VA

Home town:	Lakeland
Current & past employers:	Advantage SCI, US ARMY
Education:	Cochise College

This borrower member posted the following loan description, which has not been verified:

Recently divorced and adjusting finances to further my debt consolidation plan. I have taken on much of my ex spouse's debt and pay monthly child support, in addition to a high cost of living in the DC metro area. I have taken steps to reduce my monthly obligations by downsizing my vehicle, reducing unnecessary spending, and increasing my salary. I have mapped a 5 year plan for divorce recovery and am aggressively pursuing fiscal solvency. I would like to request loan to consolidate one of my revolving credit accounts into a structured installment account to reduce APR and apply more repayment to actual principle. This will allow me to avoid the "minimum payment trap" and to better manage my financial responsibilities.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,096.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379833

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379833	$5,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379833. Member loan 379833 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,017 / month
Current employer:	CAPITAL AREA SERVICES	Debt-to-income ratio:	3.27%
Length of employment:	6 months	Location:	CHARLESTON, WV

Home town:	Charleston
Current & past employers:	CAPITAL AREA SERVICES
Education:	University of Charleston

This borrower member posted the following loan description, which has not been verified:

I graduated from college in May 2007 , currently I take public transportation to get around. I would really like to buy a car so travelling can be a little more convenient especially in the winter time.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,526.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379837

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379837	$5,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379837. Member loan 379837 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Lusine Mavasardyan	Debt-to-income ratio:	1.20%
Length of employment:	1 year 8 months	Location:	Van Nuys, CA

Home town:	Moscaw
Current & past employers:	Lusine Mavasardyan, Wallace Lamb
Education:	Goverment University

This borrower member posted the following loan description, which has not been verified:

I'm Vice-President of Pet R Us corporation. This is a very good business even during these difficult economical times. We are very busy because people that have pets would never stop buying food or taking care their beloved ones. Right now I have an excellent opportunity to become the full owner of one of these successful stores due to the ever expanding business. In fact, we are moving right into Las Vegas. I've been always dreaming of such a business of my own and I have a lot of ideas how to improve it and make it really successful. I also love animals, so this industry suits me perfectly! Thanks, Zoria

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379840

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379840	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379840. Member loan 379840 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Platts Motors Inc	Debt-to-income ratio:	20.29%
Length of employment:	4 years 9 months	Location:	York, PA

Home town:	York
Current & past employers:	Platts Motors Inc, Apple Automotive Group
Education:

This borrower member posted the following loan description, which has not been verified:

I recently (January 9, 2009) had a Patent allowance issued, for a great new fishing product, which I have been working on since 2002 and have been in the Patent Process since 2005. This has been a very expensive process, dealing with Patent Attorneys that charge $250 , or more, per hour. This created debt and there will be other costs getting this product to licensing, with a fishing product manufactuer. I expect a licensing contract in less than 1 year, and am in the process of contacting companies, currently. Much of this debt was paid as I went, but also a lot was put on credit cards, not expecting the process to drag out nearly as long as it did! I believe this product is worth 1.5-2 million dollars, over the twenty years that the Patent will protect it for. I am looking to consolidate this remaining debt at lower rates and get the device to licensing!

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,354.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379857

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379857	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379857. Member loan 379857 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	M-NCPPC	Debt-to-income ratio:	14.27%
Length of employment:	30 years	Location:	SILVER SPRING, MD

Home town:	Silver Spring
Current & past employers:	M-NCPPC, Fairland Animal Hospital, RCSI (out of business)
Education:	University of Maryland - College Park, University of Maryland University College - CP

This borrower member posted the following loan description, which has not been verified:

This loan is meant to provide the feeling of "getting ahead" of the game rather than ending up in debt, which is easy to do. $5000 goes to repaying a private loan while the rest will go towards buying a Laptop Computer, which I have never taken the leap to spend the money on. However I recently got a great new job that involves Graphics and Web site design which I have a great interest in and a desire to be my best. I will also be taking some classes to complete a couple of Certificates (each equates to a "minor" in college). I will also put some money towards my credit card before that gets away from me. 2008 turned out to be an amazing year for me which proved the point, that you never know what is around the next corner...and at 51, I'm making an upward move in my workplace and I'm finding new life in an old place.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,224.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379881

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379881	$6,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379881. Member loan 379881 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,725 / month
Current employer:	Deloitte & Touche	Debt-to-income ratio:	16.78%
Length of employment:	3 years 6 months	Location:	Kansas City, MO

Home town:	Lawrence
Current & past employers:	Deloitte & Touche
Education:	Kansas University

This borrower member posted the following loan description, which has not been verified:

There is a .13 acre lot for sale in a neighborhood that I have had my eye on for a long time. I'm planning on building a house in this neighborhood in the next three years. I know that the prices in this neighborhood will only increase so I'm willing to sit on it for awhile if I can buy the lot now.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,066.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379899

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379899	$3,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379899. Member loan 379899 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,833 / month
Current employer:	NEW	Debt-to-income ratio:	13.20%
Length of employment:	2 years	Location:	HAYS, KS

Home town:
Current & past employers:	NEW
Education:

This borrower member posted the following loan description, which has not been verified:

Im needing a loan to pay for surgery, the doctors office doesn't deal with insurance claims and they want all the money up front and then they submitt a claim to insurance so I can be reimbursed later.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,270.00	Public Records On File:	0
Revolving Line Utilization:	70.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 379902

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379902	$5,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379902. Member loan 379902 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,375 / month
Current employer:	Primary Color Inc.	Debt-to-income ratio:	23.29%
Length of employment:	4 years 4 months	Location:	Los Angeles, CA

Home town:	San Diego
Current & past employers:	Primary Color Inc., Paper Chase Printing
Education:	Fashion Institute of Design & Merchandising in Los Angeles (FIDM)

This borrower member posted the following loan description, which has not been verified:

consolidation of debt

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,752.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367700

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367700	$6,700	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367700. Member loan 367700 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,700 / month
Current employer:	Stout Walling Atwood, LLC	Debt-to-income ratio:	21.53%
Length of employment:	2 years 3 months	Location:	Atlanta, GA

Home town:	Montgomery
Current & past employers:	Stout Walling Atwood, LLC, Balch Bingham, LP
Education:	Auburn University Montgomery

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate two loans and a credit card

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	53
Revolving Credit Balance:	$9,007.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 378839

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378839	$14,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378839. Member loan 378839 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Capital One Bank	Debt-to-income ratio:	8.53%
Length of employment:	1 year	Location:	west hempstead, NY

Home town:	St. Thomas
Current & past employers:	Capital One Bank
Education:	Nassau Community College

This borrower member posted the following loan description, which has not been verified:

I am taking out this loan for my upcoming wedding and to help my brother to go to college

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,052.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379373

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379373	$5,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379373. Member loan 379373 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	OnAssignment Lab Support- Sanofi Pasteur	Debt-to-income ratio:	15.64%
Length of employment:	1 year 10 months	Location:	POCONO SUMMIT, PA

Home town:	East Stroudsburg
Current & past employers:	OnAssignment Lab Support- Sanofi Pasteur, Joule Scientific- Givaudan Fragrance Corp
Education:	East Stroudsburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Hi, My name is Adamma Ofoegbu. I am requesting a personal loan in the amount of $5,500 USD. The purpose of this loan is for me to invest in my education. I am eager to go back to school to get my Masters degree in Business (MBA). I am planning on taking the GMAT's but would like to enroll in a prep course. The prep course is very expensive and I am unable to pay for the course at this time. I need the loan to help assist me in paying for the prep course to get a jump start on my plans to earning a masters degree. Thank You

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,403.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379424

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379424	$9,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379424. Member loan 379424 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Children's Hospital Phila	Debt-to-income ratio:	13.93%
Length of employment:	20 years	Location:	ASTON, PA

Home town:	Minersville
Current & past employers:	Children's Hospital Phila
Education:	West Chester University of Pennsylvania, Temple University

This borrower member posted the following loan description, which has not been verified:

Plans to finish our townhouse basement as added living space for our 3 y/o son and to invest in the value of our home.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,828.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379778

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379778	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379778. Member loan 379778 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Andrew Mitchell Holdings	Debt-to-income ratio:	8.92%
Length of employment:	7 years 6 months	Location:	jamestown, NY

Home town:	Dunkirk
Current & past employers:	Andrew Mitchell Holdings, Bath and Body Works
Education:

This borrower member posted the following loan description, which has not been verified:

Hi my name is Katie. I am currently working to expand my business in New York. Currently my business focus' on real estate development and management. Now don't get scared that the word real estate is involved. We are extremely conservative and I work in an area in Western New York. This area was never affected by the boom whether positively or negatively. We manage vacation rentals close to the ski resorts and we also own mixed use apartment buildings. I would like to expand the business and do better marketing and upgrade our equiptment. (servers etc) I would also like to hire a new employee. The SBA is a joke right now and conventional lenders are also.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,590.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379814

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379814	$16,800	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379814. Member loan 379814 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	TXARNG	Debt-to-income ratio:	19.76%
Length of employment:	6 years	Location:	Enterprise, AL

Home town:	Houston
Current & past employers:	TXARNG
Education:	Texas State University-San Marcos

This borrower member posted the following loan description, which has not been verified:

Consolidate two credit cards and other small purchases.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,989.00	Public Records On File:	0
Revolving Line Utilization:	29.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379920	$18,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379920. Member loan 379920 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,729 / month
Current employer:	Small Town Pizzaria	Debt-to-income ratio:	14.33%
Length of employment:	5 years 2 months	Location:	Temple, GA

Home town:	Atlanta
Current & past employers:	Small Town Pizzaria, Motorola
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Recently, Wells Fargo up and decided to raise our APR to 23%. This was implemented after they reduced our home equity line. Even though I have never been late, our line was reduced and our credit card rates were increased. Because the available credit shortened, my fico score has also been affected. I am looking for a short term loan of 36 months where I can pay off the majority of my credit card debt and save on the interest. I have been gainfully employeed at the same job for over 5 years and I am a partner owner in a local restaurant. My motivation is to save at least a few percent on the payments that I am currently making.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,824.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379923

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379923	$8,400	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379923. Member loan 379923 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	jeremiahs international	Debt-to-income ratio:	9.53%
Length of employment:	5 years 2 months	Location:	saint petersburg, FL

Home town:	casablanca
Current & past employers:	jeremiahs international, vinoy resort
Education:	itc casablanca

This borrower member posted the following loan description, which has not been verified:

I would like to purchase a home for myself. I have found a few properties locally that are being sold at a very small percentage of their actual value. I have been renting for 15 years now and I'm ready to buy a home at an affordable price. Now, locally there are plenty 3/2 homes that would cost me much less than rent per month if I purchased them outright. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,243.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 379948

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379948	$8,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379948. Member loan 379948 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,964 / month
Current employer:	Pioneer Nutritional	Debt-to-income ratio:	24.63%
Length of employment:	6 years 3 months	Location:	Shelburne Falls, MA

Home town:
Current & past employers:	Pioneer Nutritional, WGBH Educational Foundation
Education:	Skidmore College

This borrower member posted the following loan description, which has not been verified:

My request is really simple. This loan will consolidate a handful of debts I am already paying regularly without fail. This one loan payment will simply replace all the payments I am currently making on the debts I've chosen to include in this figure. (I have not included a couple as their rates are already great and I'm making fast progress there.) I just want to accelerate my overall pay-off progress a bit by shaving a few more percentage points off interest rates and having a fixed schedule for pay-off. I have done this a couple of times already with terrific success. Over the past several years, I have turned my financial life around penny by penny. I went from having a very low FICO, twice as much debt and several derogatory credit marks due to an isolated personal hardship, to cleaning up everything through perseverance, sacrifice and hard work. I am incredibly proud of myself and confident in my ability to become debt free in just a few more years! My partner is self-employed and work is slow right now. We are not in trouble yet, but I want to be proactive about "tightening up the ship" and not spending money where I don't have to. That includes high interest rates on debt. We are already limiting our spending to necessary items. Rest assured, I am very serious about fulfilling my obligations to lenders. Financial health is my #1 priority.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	58
Revolving Credit Balance:	$8,928.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379962

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379962	$1,950	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379962. Member loan 379962 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Kanawha County Schools	Debt-to-income ratio:	14.49%
Length of employment:	4 years 8 months	Location:	Saint Albans, WV

Home town:
Current & past employers:	Kanawha County Schools
Education:	Marshall University

This borrower member posted the following loan description, which has not been verified:

I am a teacher and decided to change retirement systems when given the chance. To buy 100% into the state retirement system I need $1900. I am young and planning for my retirement is extremely important to me, which is why I need this loan.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,595.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379963

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379963	$6,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379963. Member loan 379963 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Smallwood Sign Company	Debt-to-income ratio:	3.41%
Length of employment:	20 years 11 months	Location:	Mount Dora, FL

Home town:	Roanoke
Current & past employers:	Smallwood Sign Company
Education:	Lake Sumter Community College

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate and get a better interest rate.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	36
Revolving Credit Balance:	$7,711.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379982

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379982	$18,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379982. Member loan 379982 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	ISU Sanford & Gilbert	Debt-to-income ratio:	17.22%
Length of employment:	20 years 1 month	Location:	Fresno, CA

Home town:	Fresno
Current & past employers:	ISU Sanford & Gilbert
Education:	California State University-Fresno (CSU Fresno)

This borrower member posted the following loan description, which has not been verified:

Help pay programming costs for my Computer Software business 'Winsure". We are a small software company that works exclusively with the Insurance Agency Industry. Our program handles the Accounting and Marketing for small to mid-sized Independent Insurance Agencies primarily in the Western United States. The company has existed since 1986 and I have owned the company since 2000. We are in the middle of a major upgrade and need some capital to help expand marketing as well as pay sub contracted programming (all in the United States). I have used Social Lending before and had a Prosper Loan that I paid off 18 months early. I intend on doing the same with Lending Club. I would be happy to provide any details needed.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	64
Revolving Credit Balance:	$221,811.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 379991

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379991	$17,625	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379991. Member loan 379991 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Self-Employed/Business Owner	Debt-to-income ratio:	22.93%
Length of employment:	15 years	Location:	Yakutat, AK

Home town:	Sitka
Current & past employers:	Self-Employed/Business Owner
Education:	Alaska Vocational Technical Center

This borrower member posted the following loan description, which has not been verified:

I have been a commercial fisherman for 40 years and for the last 15 years I also own and operate a Sportfishing Guide and Outfitting business in a remote area of Alaska. In this area, for the past couple of years, we are experiencing low numbers of returning Pacific salmon. The purpose of this loan is to consolidate debt and to have operating capital for the upcoming 2009 Commercial Fishing and Sportfish Guiding season.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,597.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379994

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379994	$20,000	18.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379994. Member loan 379994 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,333 / month
Current employer:	Novavision, Inc	Debt-to-income ratio:	4.57%
Length of employment:	10 months	Location:	West Palm Beach, FL

Home town:	Havana
Current & past employers:	Novavision, Inc, CreditMax, LLC
Education:	University of Havana, Cuba

This borrower member posted the following loan description, which has not been verified:

Hi lenders, We are requesting a loan for paying off the tuition of the summer semester for Dentistry. My wife was already accepted by the University of Minnesota to complete the last two years of Dental School. She was told she has to pay in full the summer tuition (around $20 000) before starting (April 7th) and after she already start the course, the financial aid will reimburse that money to her. We are running over our savings because we currently live in Florida, so we have to move up there. I'm a software Engineer, with a decent salary, so I'm pretty confident on paying off this loan even if the financial aid does not reimburse the total amount (which they told us they will). Anyway, thank you for you help, Jesus Diaz and Mildred Collazo

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,897.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379995

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379995	$5,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379995. Member loan 379995 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	Apple	Debt-to-income ratio:	1.07%
Length of employment:	1 year 11 months	Location:	San Francisco, CA

Home town:	Charles City
Current & past employers:	Apple
Education:	Macalester College, Nihon University

This borrower member posted the following loan description, which has not been verified:

I'm actually already a LendingClub lender, but have had more expenses than I planned for this year; ie. over $10k in home improvement costs. And now taxes are coming. Unfortunately, I owe. I usually pay off my credit cards, but these ongoing costs have made that difficult. I'd rather pay LendingClub rates than the 14 - 22% I'm paying now.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,333.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380008

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380008	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380008. Member loan 380008 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Fed Ex Ground	Debt-to-income ratio:	8.65%
Length of employment:	10 years	Location:	Plainfield, NJ

Home town:
Current & past employers:	Fed Ex Ground, BF Goodrich Aerospace
Education:

This borrower member posted the following loan description, which has not been verified:

Total project is $87,000.00, I`m about 13,000.00 short.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	63
Revolving Credit Balance:	$135,594.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380009

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380009	$18,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380009. Member loan 380009 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Creative Intelligence Marketing LLC	Debt-to-income ratio:	9.39%
Length of employment:	3 years	Location:	San Diego, CA

Home town:	Encino
Current & past employers:	Creative Intelligence Marketing LLC
Education:

This borrower member posted the following loan description, which has not been verified:

We, BrandSEO.com, are currently expanding and we need a business loan so we can launch some of our marketing strategies sooner, rather than later.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,698.00	Public Records On File:	0
Revolving Line Utilization:	83.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380014

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380014	$14,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380014. Member loan 380014 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	Whiting Turner Contracting Company	Debt-to-income ratio:	0.42%
Length of employment:	1 year	Location:	oyster bay, NY

Home town:	Manhasset
Current & past employers:	Whiting Turner Contracting Company, Walt Disney Co.
Education:	Catholic University of America

This borrower member posted the following loan description, which has not been verified:

I need a 10k loan for Charter Financial Analysts Test (CFA Exam). There is an upfront fee plus the test prep class I need to take, and books are expensive. I just graduated with my civil engineering degree in May and have been working with a construction management firm since. I currently do not have any student loans, car payments or housing payments (I live with my parents). I make 85k a year between my salary and I work on the weekends at an Italian Rest. I definitely have the financial standing to pay back the loan in full and on time.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$890.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380032

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380032	$10,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380032. Member loan 380032 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Self Employeed	Debt-to-income ratio:	9.96%
Length of employment:	4 years	Location:	Athens, GA

Home town:	Louisville
Current & past employers:	Self Employeed
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

I am always looking for ways to reduce interest rate I am Self Employed with a salary of 60,000 a year with great credit. House is paid off and the only expenses I have are: Utilities: 230.00 Truck: 345.00

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,516.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 380033

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380033	$10,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380033. Member loan 380033 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	JC Remodeling	Debt-to-income ratio:	10.28%
Length of employment:	4 years 6 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:	JC Remodeling
Education:

This borrower member posted the following loan description, which has not been verified:

I am interesting in getting a loan to finance my own car. If I get my own financing I can get a better discount. I am an excellent payer of my obligations, my income is steady and you will see that I have good credit.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	19	Months Since Last Delinquency:	7
Revolving Credit Balance:	$3,229.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380046

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380046	$9,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380046. Member loan 380046 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,320 / month
Current employer:	David H Lightkep	Debt-to-income ratio:	8.40%
Length of employment:	18 years	Location:	Warrington, PA

Home town:	Trenton
Current & past employers:	David H Lightkep
Education:

This borrower member posted the following loan description, which has not been verified:

To purchase a Kubota B7300 with loader

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,475.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380070

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380070	$9,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380070. Member loan 380070 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,587 / month
Current employer:	Self Employed - Independent Contractor	Debt-to-income ratio:	14.76%
Length of employment:	2 years 10 months	Location:	Bridgeville, PA

Home town:	Belle Vernon
Current & past employers:	Self Employed - Independent Contractor, I am a long term contractor for Northrop Grumman
Education:	Pennsylvania State University-Penn State Fayette- Eberly Campus

This borrower member posted the following loan description, which has not been verified:

I need the loan to pay the IRS and to payoff a few high interest credit cards. I have been on a five year plan to pay off my debt for approx. 2 years. While I am currently still on track, this loan will help me expedite the remaining 3 years while paying less money to interest.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	20
Revolving Credit Balance:	$10,807.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 380075

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380075	$1,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380075. Member loan 380075 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Verizon Business	Debt-to-income ratio:	17.32%
Length of employment:	1 year 10 months	Location:	Colorado Springs, CO

Home town:	San Diego
Current & past employers:	Verizon Business
Education:	Park University, University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

My wife is a successful real estate agent who is starting to get very busy and will soon have to start referring out new clients to other real estate agents, because she has many clients she is currently working with. It appears that this trend will continue for the foreseeable future. Right now I help her as much as I can but I am limited in what I can do because I am not a real estate agent. We decided that it would be better if I were to get my real estate license so that we could work as a team. The loan will cover the cost of the school, supplies and the real estate test itself. By funding this loan you will be helping us achieve this important goal.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	63
Revolving Credit Balance:	$27,248.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 380076

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380076	$2,400	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380076. Member loan 380076 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Brinker International	Debt-to-income ratio:	23.73%
Length of employment:	6 years	Location:	WILDOMAR, CA

Home town:	Huntington Beach
Current & past employers:	Brinker International, Godfathers pizza
Education:	Santa Barbra City College

This borrower member posted the following loan description, which has not been verified:

2400 loan needed, will do minimum payments of 250 a month.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,228.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 380077

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380077	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380077. Member loan 380077 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	1.00%
Length of employment:	n/a	Location:	Tampa, FL

Home town:	Canadian
Current & past employers:	Hemphill County Sheriffs Department
Education:	University of Tampa

This borrower member posted the following loan description, which has not been verified:

I need 15,000 to fund my start up business. The planning and development phase has been completed for a while now but we have been unable to obtain funding due to the economy. I have a staff of very knowledgeable people awaiting funds so we can put our planning into action. Please, our business will help a great many people! Any help would be appreciated!

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	28
Revolving Credit Balance:	$660.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Posting Report Supplement No. 131 dated February 20, 2009